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                        RESPONSE TO ITEM 77Q-1(a) and (e)

(a) The registrant's declaration of trust was amended to add an additional series, GMO Foreign Small Companies Fund, and was filed as Exhibit No. 1 to Post-Effective Amendment No. 62 to the registrant's registration statement under the Investment Company Act of 1940 on Form N-1A on July 3, 2000 (PEA #62) and is incorporated herein by reference to that filing (Accession #0000950135-00-003495).

(e) An investment management agreement on behalf of GMO Foreign Small Companies Fund was filed as Exhibit No. 2 to PEA #62 and is incorporated herein by reference to that filing (Accession #0000950135-00-003495).